Ex. 99.28(h)(3)(vi)

Amendment to

Administrative Fee Waiver Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust (the “Trust”) on behalf of each of its series of shares (each a “Fund” and collectively, the “Funds”) listed on Schedule A and Jackson National Asset Management, LLC (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administrative Fee Waiver Agreement dated September 25, 2017 (the “Agreement”), whereby the Administrator agreed to waive, for each Fund listed on Schedule A, a portion of its administrative fee, in the amounts listed on Schedule A, as it may be amended and approved by the Board of Trustees of the Trust (the “Board”) from time to time.

Whereas, the Board has approved (i) new fee waivers for certain Funds of the Trust (“New Fee Waivers”), (ii) an amended fee waiver for one Fund of the Trust (“Amended Fee Waiver”), (iii) redomiciliation of certain Funds (each, formerly, a fund of Jackson Variable Series Trust or JNL Variable Fund LLC) into a new Fund of the Trust (“Redomiciliations/New Funds”), (iv) mergers for certain Funds of the Trust (“Fund Mergers”), and (v) a fund name change for one Fund of the Trust (“Fund Name Change”), as outlined below, effective April 27, 2020:

New Fee Waivers

1)	JNL S&P 500 Index Fund;
2)	JNL/Mellon Emerging Markets Index Fund;
3)	JNL/RAFI® Fundamental Asia Developed Fund; and
4)	JNL/RAFI® Fundamental Europe Fund.

Amended Fee Waiver

1)	JNL/Vanguard Moderate ETF Allocation Fund.

Redomiciliations/New Funds

Formerly, a fund of Jackson Variable Series Trust:

1)	JNL/DFA U.S. Small Cap Fund.

Each, formerly, a fund of JNL Variable Fund LLC:

1)	JNL/Mellon DowSM Index Fund;
2)	JNL/Mellon MSCI World Index Fund;
3)	JNL/Mellon Nasdaq® 100 Index Fund;
4)	JNL/Mellon Communication Services Sector Fund;
5)	JNL/Mellon Consumer Discretionary Sector Fund;
6)	JNL/Mellon Energy Sector Fund;
7)	JNL/Mellon Financial Sector Fund;
8)	JNL/Mellon Healthcare Sector Fund; and
9)	JNL/Mellon Information Technology Sector Fund.

Fund Mergers

1)	JNL/Mellon S&P 1500 Growth Index Fund;
2)	JNL/Mellon S&P 1500 Value Index Fund; and
3)	JNL/S&P Mid 3 Fund.

Fund Name Change

1)	JNL/S&P International 5 Fund to JNL/Goldman Sachs International 5 Fund.

Whereas, the Parties have agreed to amend Schedule A of the Agreement to add each new Fund and each Fund’s respective fee waiver, to amend a fee waiver for one Fund, to remove the merged Funds, and to update the name of one Fund, effective April 27, 2020.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2020, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 27, 2020.

JNL Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A

Dated April 27, 2020

(List of Funds)

Fund	Class A Waiver	Class I Waiver
JNL/DFA Growth Allocation Fund	None	0.05%
JNL/DFA International Core Equity Fund	None	0.05%
JNL/DFA Moderate Growth Allocation Fund	None	0.05%
JNL/DFA U.S. Core Equity Fund	None	0.05%
JNL/DFA U.S. Small Cap Fund	None	0.05%
JNL/Goldman Sachs International 5 Fund	None	0.05%
JNL/Mellon Communication Services Sector Fund	None	0.05%
JNL/Mellon Consumer Discretionary Sector fund	None	0.05%
JNL/Mellon Consumer Staples Sector Fund	None	0.05%
JNL/Mellon DowSM Index Fund	None	0.05%
JNL/Mellon Emerging Markets Index Fund	None	0.05%
JNL/Mellon Energy Sector Fund	None	0.05%
JNL/Mellon Financial Sector Fund	None	0.05%
JNL/Mellon Healthcare Sector Fund	None	0.05%
JNL/Mellon Industrials Sector Fund	None	0.05%
JNL/Mellon Information Technology Sector Fund	None	0.05%
JNL/Mellon Materials Sector Fund	None	0.05%
JNL/Mellon MSCI KLD 400 Social Index Fund	None	0.05%
JNL/Mellon MSCI World Index Fund	None	0.05%
JNL/Mellon Nasdaq® 100 Index Fund	None	0.05%
JNL/Mellon Real Estate Sector Fund	None	0.05%
JNL/Mellon Utilities Sector Fund	None	0.05%
JNL/RAFI® Fundamental Asia Developed Fund	None	0.05%
JNL/RAFI® Fundamental Europe Fund	None	0.05%
JNL/RAFI® Fundamental U.S. Small Cap Fund	None	0.05%
JNL S&P 500 Index Fund	None	0.06%
JNL/Vanguard Growth ETF Allocation Fund	None	0.12%
JNL/Vanguard Moderate ETF Allocation Fund	None	0.13%
JNL/Vanguard Moderate Growth ETF Allocation Fund	None	0.12%

A-1